Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

July 18, 2013

Netlist, Inc.

51 Discovery, Suite 150

Irvine, CA  92616

Attn: Gail Sasaki, CFO

Re:  Monetization Letter Agreement

Dear Gail:

This Letter Agreement (this “Letter Agreement”), entered into as of July 18, 2013 (the “Effective Date”), sets forth an understanding between Drawbridge Special Opportunities Fund LP (“Drawbridge”) and Netlist, Inc. (“Company”) with respect to the repayment of certain amounts loaned by DBD Credit Funding LLC (“Lender”) to Company under that certain Loan and Security Agreement of even date herewith by and between Lender and Company (the “Loan Agreement”).  Any capitalized terms used in this Letter Agreement that are not defined herein shall have the respective definitions ascribed to them in the Loan Agreement.  In consideration of the amounts extended under the Loan Agreement and the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Early Repayment Options and Obligations.

(a)                                 Early Repayment Option A.  If the conditions for the Early Repayment Option A Premium are satisfied under the terms of the Loan Agreement, Drawbridge will be entitled to, and Company shall pay to Drawbridge, a five percent (5%) share of Patent Monetization Net Revenue (as defined in Section 2(b)(i) below) recognized by Company (in accordance with its generally applicable accounting principles, consistently applied) during the seven (7) year period after the Effective Date, whether collected before or after the conditions for the Early Repayment Option A Premium are satisfied under the terms of the Loan Agreement (the “Early Repayment Option A Net Revenue Share”); provided, however, that in such case Company will not be obligated to pay Drawbridge the General Net Revenue Share (as defined in Section 2(a) below).

(b)                                 Early Repayment Option B.  If (i) Company enters into a settlement, license, or other agreement or undertaking with [*****] in a transaction or series of transactions with [*****], or is awarded damages, in each case with respect to the Company Patent Portfolio (as defined in Section 2(b)(iii) below) in connection with the [*****] and (ii) Company receives one hundred percent (100%) of the proceeds of the settlement, license, or award with respect to the [*****] after the Effective Date, then Company shall pay Drawbridge a share of the [*****] Net Revenues (as defined below) as set forth in the table below (the “Early Repayment Option B Net Revenue Share”).  If the conditions for payment of the Early Repayment Option B Net Revenue Share are satisfied as set forth above, Company will not be required to pay to Drawbridge the

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

Prepayment Premiums, nor will Company be obligated to share with Drawbridge the Early Repayment Option A Net Revenue Share or any General Net Revenue Share.

[*****]	Company Share %	Drawbridge Share %
US$0 - 10 million	65%	35%
US$10 - 20 million	75%	25%
US$20 - 30 million	80%	20%
Above US$30 million	100%	0%

The Early Repayment Option B Net Revenue Share shall be paid on each portion of the [*****] in accordance with the corresponding percentage for such portion of the [*****] such that Company shall pay thirty-five percent (35%) on the first US$10 million, twenty-five percent (25%) on the second US$10 million, twenty percent (20%) on the third US$10 million, and no additional amounts for the portion above US$30 million.  By way of example and without limitation, if the [*****] are US$50 million, Company shall pay thirty five percent (35%) on the first US$10 million (for a payment of US$3.5 million), twenty five (25%) on the second US$10 million (for a payment of US$2.5 million), twenty percent (20%) on the third US$10 million (for a payment of US$2 million), and no additional amounts for the portion above US$30 million, for an aggregate Early Repayment Option B Net Revenue Share payment of US$8 million.  For purposes of this Letter Agreement (but subject to Section 2(b)(iii)), “[*****]” shall mean the gross, aggregate settlement or damages amount (including lump sum amounts, whether paid on a one-time basis or installments, together with any royalties or other monetary consideration) actually paid to Company or its Subsidiaries (or its or their permitted successors or assigns) in consideration of any settlement of, or award of damages in, the [*****] or any license agreement, covenant not to sue, or other immunity with respect to the Company Patent Portfolio (in whole or in part) entered into with [*****] in resolution of the [*****], less (A) actual, reasonable legal fees and expenses (including fees payable on a contingency basis) and actual court costs paid or payable by Company or its Subsidiaries in connection with the [*****] and/or the settlement or other resolution thereof, provided that such legal fees and expenses shall be capped at forty percent (40%) of the gross, aggregate settlement or damages amount, and (B) Other Costs.

2.                                      General Net Revenue Share.

(a)                                 General Net Revenue Share Commitment.  If neither the conditions for the Early Repayment Option A Net Revenue Share are satisfied (under the terms of the Loan Agreement) nor the conditions for the Early Repayment Option B Net Revenue Share are satisfied (as set forth in Section 1(b) above), Drawbridge will be entitled to, and Company shall pay to Drawbridge, a share of the Patent Monetization Net Revenues (as defined in Section 2(b)(i) below) that are recognized by Company (in accordance with its generally applicable accounting principles, consistently applied) during the seven (7) year period after the Effective Date, in the amounts set forth below (the “General Net Revenue Share”).

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

Patent Monetization Net Revenues	Netlist Share %	Drawbridge Share %
US$0 - 10 million	65%	35%
US$10 - 20 million	75%	25%
US$20 - 30 million	80%	20%
Above US$30 million	87%	13%

The General Net Revenue Share shall be paid on each portion of the Patent Monetization Net Revenues in accordance with the corresponding percentage for such portion of the Patent Monetization Net Revenue such that Company shall pay thirty-five percent (35%) on the first US$10 million of Patent Monetization Net Revenues, twenty-five (25%) on the second US$10 million of Patent Monetization Net Revenues, twenty percent (20%) on the third US$10 million of Patent Monetization Net Revenues, and thirteen percent (13%) on all additional amounts of Patent Monetization Net Revenues above $30 million in the aggregate.

(b)                                 Certain Defined Terms.

(i)                                     Subject to Section (iii), “Patent Monetization Net Revenues” means the gross, aggregate amounts (whether characterized as settlement payments, license fees, royalties, damages, or otherwise) actually paid to Company or its Subsidiaries (or its or their permitted successors or assigns) in connection with any assertion of, agreement not to assert, license of, or grant of other immunity with respect to, the Company Patent Portfolio (in whole or in part) either (A) in consideration of the grant of a license or covenant not sue, or other immunity with respect to the Company Patent Portfolio, or (B) as a damages award with respect to such assertion of the Company Patent Portfolio, less (y) actual legal fees and expenses (including fees payable on a contingency basis) and actual court costs paid or payable by Company or its Subsidiaries in connection with any such assertion and/or grant of a license or covenant not to sue, or other immunity with respect to the Company Patent Portfolio (including the preparation, discussion, negotiation, or entering into of any agreement in connection therewith, and the preparation of any such assertion, and the defense of any counterclaims, challenges, review procedures, and other proceedings pertaining to the Company Patent Portfolio, in each case to the extent arising in connection with the applicable assertion and/or grant of a license, covenant not to sue, or other immunity), provided that such legal fees and expenses shall be capped at forty percent (40%) of such gross, aggregate amounts paid to Company or its Subsidiaries, and (z) Other Costs.

(ii)                                  Notwithstanding anything to the contrary herein, “Patent Monetization Net Revenues” and “[*****]” do not include (A) any and all proceeds from the sale or other divestiture of, or the licensing of or other transactions with respect to, the NVvault Assets (as defined in Section 2(b)(v) below), (B) any consideration received by the Company in connection with a settlement, license, or other agreement or undertaking with [*****], or an award

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

of damages, in connection with any litigation currently pending between the Company and [*****] and any related proceedings with or initiated by [*****], (C) any consideration received by Company or its Subsidiaries with respect to intellectual property or assets of Company or its Subsidiaries other than the Company Patent Portfolio, (D) amounts received by Company or its Subsidiaries as debt, equity, or other financing that are not paid or granted to Company or its Subsidiaries in consideration of a grant of a license or covenant not sue, or other immunity with respect to the Company Patent Portfolio, or (E) any consideration received by Company or its Subsidiaries for non-exclusive licenses or other non-exclusive rights under the Company Patent Portfolio granted in the ordinary course of business in connection with the sale or provision of products or services of Company or its Subsidiaries or in connection with joint development or similar projects in support of the Company’s ordinary course business operations.

(iii)                               If Company or any of its Subsidiaries receives publicly-traded stock of a third party in consideration of the grant of a license or covenant not sue, or other immunity with respect to the Company Patent Portfolio in lieu of or in addition to, any [*****] or Patent Monetization Net Revenues in connection with any settlement, license, award, or other agreement or undertaking with respect to the Company Patent Portfolio, then the [*****] or the Patent Monetization Net Revenues, as the case may be, shall include the cash market value of such publicly traded stock (together with any monetary consideration paid), such value being determined by the closing stock price on the day prior to which Company’s payment of the respective share is due hereunder.  With respect to any receipt of such publicly-traded stock of a third party, such cash market value shall be applied to the [*****] or Patent Monetization Net Revenues, as the case may be, for the first revenue share payment payable by Company to Drawbridge hereunder after such publicly-traded stock was received by the Company in connection with the applicable monetization event.  For the avoidance of doubt, [*****] or Patent Monetization Net Revenues shall not include any other non-monetary consideration in consideration of the grant of a license or covenant not sue, or other immunity with respect to the Company Patent Portfolio, including, without limitation, equities or ownership interests other than publicly-traded stock, intellectual property licenses or covenants not to sue granted to Company, or assignment of intellectual property to Company.

(iv)                              “Company Patent Portfolio” means any and all patents and patent applications owned by Company or its Subsidiaries or exclusively licensed to Company or its Subsidiaries (in a manner such that Company has standing to sue under those patents in its own name and retain the proceeds of such suit), whether owned, issuing, applied for, licensed, or acquired before or after the Effective Date, together with (in each case if owned by or exclusively licensed to Company or its Subsidiaries) any and all (i) continuations, continuations in part, divisionals, reissues, or reexaminations of any of the foregoing, (ii) present or future United States patents claiming common priority in whole or in part with any of the foregoing, and (iii) all foreign patents and/or applications for patents that are, or in the future become, counterparts of, or claim priority in whole or in part to, any

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

of the foregoing.  Notwithstanding the foregoing, for the avoidance of doubt, “Company Patent Portfolio” shall in no event include (A) patents or patent applications of any third party that may consummate an Acquisition of Company, (B) patents issued or applied for after the consummation of an Acquisition of the Company, (excluding, but only if there is no Revenue Share Termination pursuant to Section 3(a): (1) any patent issuing on a patent application that was included in the Company Patent Portfolio prior to the date of consummation of such Acquisition, (2) continuations, continuations in part, divisionals, reissues, or reexaminations of any patent or patent application that was included in the Company Patent Portfolio prior to the date of consummation of such Acquisition, (3) future United States patents claiming common priority in whole or in part with any patent or patent application included in the preceding (1) or (2) or that was included in the Company Patent Portfolio prior to the date of consummation of such Acquisition, and (4) all foreign patents and/or applications for patents that are, or in the future become, counterparts of, or claim priority in whole or in part to, any patent or patent application included in the preceding (1), (2) or (3) or that was included in the Company Patent Portfolio prior to the date of consummation of such Acquisition) and (C) NVvault Assets.

(v)                                 “NVvault Assets” means (a) the patents and patent applications  listed in Schedule 1 hereto, together with any and all (i) continuations, continuations in part, divisionals, reissues, or reexaminations of any of the foregoing, (ii) present or future United States patents claiming common priority in whole or in part with any of the foregoing, and (iii) all foreign patents and/or applications for patents that are, or in the future become, counterparts of, or claim priority in whole or in part to, any of the foregoing.

(vi)                              “Other Costs” means (A) all reasonable and actual legal fees, filing fees, maintenance fees, annuities, and other reasonable and actual costs and expenses paid or required to be paid by Company or its Subsidiaries after the Effective Date in connection with the prosecution, maintenance, and defense of any patents or patent applications within the Company Patent Portfolio (including in connection with oppositions, reexaminations, supplemental examinations, and other review procedures such as ex parte reexamination, inter partes review, post grant review, and covered business method (CBM) review), (B) reasonable and actual legal fees and reasonable and actual other costs and expenses paid or required to be paid by Company or its Subsidiaries in connection with the enforcement of any agreement, undertaking, commitment or court order that would generate [*****] or Patent Monetization Net Revenues and the collection thereof, and (C) reasonable and actual costs of acquisition (and related reasonable and actual legal fees and reasonable and actual expenses) of patents and patent applications included in the Company Patent Portfolio that are acquired by or licensed to Company or its Subsidiaries after the Effective Date.  For purposes of calculating and allocating Other Costs with respect to any [*****] or Patent Monetization Net Revenues, (x) the foregoing categories of costs shall only be applied to reduce any [*****] or Patent Monetization Net Revenues to the extent that the patents or patent applications to which the Other Costs relate are asserted

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

or licensed (or the subject of a covenant not to assert or other immunity) in the matter or transaction giving rise to the [*****] or Patent Monetization Net Revenues, (y) if any particular portion of Other Costs is applied to reduce gross amounts received under a particular monetization event, the same portion of Other Costs shall not be applied again to reduce gross amounts received in connection with a future monetization event (i.e., no double counting), and (z) the maximum amount of Other Costs in the category set forth in subpart (C) of the preceding sentence (the “Acquisition Costs”) that Company shall be entitled to set off with respect to any particular monetization event shall be twenty percent (20%) of the aggregate amount of such Acquisition Costs; provided that the remaining portion of Acquisition Costs may be set off in future monetization events (at a rate of twenty percent (20%) per monetization event).

(vii)                           “Acquisition” means the direct or indirect acquisition by a third party of a controlling interest in Company or any Subsidiary of Company that holds the Company Patent Portfolio or into which the Company Patent Portfolio is transferred or otherwise of Company or any such Subsidiary (by way of merger, consolidation, acquisition of stock or assets, or otherwise).

3.                                      Sales and Acquisitions.

(a)                                 Acquisition.  If, during the term of this Letter Agreement, [*****] or any of its Affiliates consummates an Acquisition, then if the Acquisition closes within [*****] after the Effective Date and Company repays all of the Term Loans, the parties shall treat such Acquisition as if the Early Repayment Option B Net Revenue Share conditions have been met, and an imputed [*****] of US $[*****] shall apply (regardless of the purchase price), such that Company shall make payment to Drawbridge of Early Repayment Option B Net Revenue Share of US $[*****] on the date of consummation of such Acquisition.  If, during the term of this Letter Agreement, any party other than [*****] or any of its Affiliates consummates an Acquisition or if, during the term of this Letter Agreement but after the [*****] after the Effective Date, [*****] or any of its Affiliates consummates an Acquisition, then (i) on the date of consummation of such Acquisition, Company shall repay all of the Term Loans in full, and (ii) the parties shall treat such Acquisition as an event leading to Patent Monetization Net Revenues and that portion of such Acquisition purchase price that is attributable to the Company Patent Portfolio shall constitute Patent Monetization Net Revenues for purposes of Section 1(a) or Section 2(a), as applicable, provided that in no event shall the aggregate Early Repayment Option A Net Revenue Share or the General Net Revenue Share, as applicable, on account of the aggregate Patent Monetization Net Revenues attributable to such Acquisition and any prior Divestitures (as defined in Section 3(b) below) exceed an amount equal to the total, aggregate amount of all Term Loans drawn by Company under the Loan Agreement prior to the date of consummation of such Acquisition.  The parties shall agree upon the portion of any Acquisition purchase price attributable to the Company Patent Portfolio promptly after signing but prior to closing of the applicable Acquisition; provided that if the parties are unable to agree upon the portion of any Acquisition purchase price attributable to the Company Patent Portfolio, then the parties shall submit the matter to a qualified, independent, third-party

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

appraiser mutually agreed upon by the parties (and the costs and expenses of which shall be borne equally by the parties) for valuation, which valuation shall be completed prior to the closing date of such Acquisition, and such appraiser’s decision shall be final and binding on the parties.  Subject to the foregoing, effective upon consummation of any Acquisition as set forth in this Section 3(a), any Early Repayment Option A Revenue Share, Early Repayment Option B Revenue Share, and General Net Revenue Share obligations shall terminate (“Revenue Share Termination”); provided that, notwithstanding the foregoing, (i) Drawbridge shall be entitled to retain all Early Repayment Option A Net Revenue Share or General Net Revenue Share paid prior to the date of consummation of such Acquisition, and (ii) Company shall continue to make payments to Drawbridge of Early Repayment Option A Net Revenue Share or General Net Revenue Share in accordance with Section 4(b) or Section 4(d), as applicable, for Patent Monetization Net Revenues recognized by Company prior to the date of consummation of such Acquisition but not received by Company as of such date or for which Company has not yet made payment to Drawbridge of the corresponding Early Repayment Option A Net Revenue Share or General Net Revenue Share prior to the date of consummation of the Acquisition.

(b)                                 Partial Sales.  If, during the term of this Letter Agreement, Company or any of its Subsidiaries consummates a sale or divestiture of any of Company’s or its Subsidiaries’ business (other than with respect to the NVvault Assets) that includes any portion of the Company Patent Portfolio in a transaction that is not an Acquisition (other than standalone sales of patents and/or patent applications, which shall be addressed as set forth in Section 3(c)) (“Divestiture”), then the parties shall treat such Divestiture as an event leading to Patent Monetization Net Revenues and that portion of such Divestiture purchase price that is attributable to both (i) any portion of the Company Patent Portfolio that is divested, and (ii) any license granted by Company or any of its Subsidiaries to the acquirer of such business under the portion of the Company Patent Portfolio that is retained by Company or any such Subsidiary (but only to the extent such license extends beyond the operation, including manufacture and sales of products, of the divested business), shall constitute Patent Monetization Net Revenues for purposes of Section 1(a) or Section 2(a), as applicable, provided that in no event shall the aggregate Early Repayment Option A Net Revenue Share or the General Net Revenue Share, as applicable, on account of the aggregate Patent Monetization Net Revenues attributable to all such Divestitures exceed an amount equal to the total, aggregate amount of all Term Loans drawn by Company under the Loan Agreement prior to the date of consummation of such Acquisition.  If the parties are unable to agree upon the portion of any purchase price in connection with such Divestiture that is attributable to the Company Patent Portfolio and any such license, then the parties shall submit the matter to a qualified, independent, third-party appraiser mutually agreed upon by the parties (and the costs and expenses of which shall be borne equally by the parties) for valuation, and such appraiser’s decision shall be final and binding on the parties.

(c)                                  Patent Sales.  In the event of a sale by Company or any of its Subsidiaries of any patents or patent applications within the Company Patent Portfolio, the proceeds received by Company or its Subsidiaries in consideration of such sale (less the costs specified in Section 2(b)(i)(y) and Section 2(b)(i)(z)) shall constitute Patent Monetization Net Revenues for purposes of Section 1(a) or Section 2(a), as applicable.

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

4.                                      Payment of Premiums and Revenue Share Amounts.

(a)                                 Prepayment Premiums.  If Company meets the conditions for payment of a Prepayment Premium, Company shall pay to Lender the applicable Prepayment Premium together with its payoff of the Term Loans under the Loan Agreement.

(b)                                 Early Repayment Option A Net Revenue Share.  If the conditions for Early Repayment Option A are satisfied in accordance with the terms of the Loan Agreement, (i) Company shall pay to Lender the applicable Prepayment Premiums together with its payoff of the Term Loans under the Loan Agreement, and (ii) Company shall, within fifteen (15) days of the end of each calendar quarter during the seven (7) year period after the Effective Date and any calendar quarter thereafter in which Company or its Subsidiaries actually receives Patent Monetization Net Revenues that were recognized by Company (in accordance with its generally applicable accounting principles, consistently applied) during such seven (7) year period (A) provide to Drawbridge a report detailing the applicable Patent Monetization Net Revenues actually received by Company and its Subsidiaries in such calendar quarter, the itemized amounts used to calculate the same, and the corresponding Early Repayment Option A Net Revenue Share, and (B) pay to Drawbridge the applicable amount of such Early Repayment Option A Net Revenue Share for such calendar quarter, provided that Early Repayment Option A Net Revenue Share shall be payable only on such Patent Monetization Net Revenues actually received by Company and its Subsidiaries in such calendar quarter.

(c)                                  Early Repayment Option B Net Revenue Share.  If the conditions for the Early Repayment Option B Net Revenue Share are satisfied in accordance with Section 1(b) above, Company shall, within fifteen (15) days of the occurrence thereof (i) provide to Lender a report detailing the [*****], the itemized amounts used to calculate the same, and the corresponding Early Repayment Option B Net Revenue Share, and (ii) pay to Lender the Early Repayment Option B Net Revenue Share.

(d)                                 General Net Revenue Share.  If neither the conditions for the Early Repayment Option A Net Revenue Share are satisfied (under the terms of the Loan Agreement) nor the conditions for the Early Repayment Option B Net Revenue Share are satisfied in accordance with Section 1(b) above, Company shall, within fifteen (15) days of the end of each calendar quarter during the seven (7) year period after the Effective Date and any calendar quarter thereafter in which Company or its Subsidiaries actually receives Patent Monetization Net Revenues that were recognized by Company (in accordance with its generally applicable accounting principles, consistently applied) during such seven (7) year period, (i) provide to Lender a report detailing the applicable Patent Monetization Net Revenues actually received by Company and its Subsidiaries in such calendar quarter, the itemized amounts used to calculate the same, and the corresponding General Net Revenue Share, and (ii) pay to Lender the applicable amount of such General Net Revenue Share for such calendar quarter provided that General Net Revenue Share shall be payable only on such Patent Monetization Net Revenues actually received by Company and its Subsidiaries in such calendar quarter.

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

(e)                                  Means of Payment.  Company shall make all payments due to Drawbridge hereunder by wire transfer of immediately available funds to the following bank account of Drawbridge:

[*****]

(f)                                   Late Payments.  Any payments made hereunder after the due date for payment specified hereunder shall bear interest at the rate of five percent (5%) per annum (or at the highest rate permitted by applicable law, if lower).

5.                                      Books and Records; Review.

(a)                                 Record Keeping.  Company shall keep and maintain, or cause to be kept and maintained, at all times books of account and records adequate to correctly reflect the calculation of Early Repayment Option A Net Revenue Share, [*****], Early Repayment Option B Net Revenue Share, Patent Monetization Net Revenues, and General Net Revenue Share hereunder, including copies of agreements and commitments with third parties in connection with the same, in each case as applicable in light of the applicable payment obligations of Company hereunder.  Company shall provide to Drawbridge’s designee reasonable access, as set forth in Section 5(b), to such books and records relating or pertaining to the calculation of the foregoing for purposes of confirmation of such amounts.

(b)                                 Audit.  Drawbridge shall have the right, at its sole expense, at any time during the term of this Letter Agreement (and for a period of twenty-four (24) months after the conclusion of the term of this Letter Agreement), to review and inspect the books, records, and agreements of Company and its Subsidiaries relating or pertaining to the calculation of Early Repayment Option A Net Revenue Share, [*****], Early Repayment Option B Net Revenue Share, Patent Monetization Net Revenues, and General Net Revenue Share hereunder (in each case, as applicable in light of the applicable payment obligations of Company hereunder) for the purpose of confirming the amounts paid and payable hereunder.  Such review shall be conducted no more frequently than once in any twelve (12) month period, and only by an independent nationally recognized third party accounting firm, and shall take place during normal business hours and on at least five (5) business days prior written notice given by Drawbridge to Company.  The third-party auditor conducting any review hereunder shall execute a confidentiality agreement with Company on terms that are substantially similar to those in Section 7(a) of this Letter Agreement (but permitting such auditor to share the applicable information related to amounts paid or payable and any errors or discrepancies in connection therewith identified in the course of its review with Drawbridge).

(c)                                  Audit Results.  If any audit conducted hereunder correctly reveals any underpayment of amounts due from Company to Drawbridge hereunder, (i) Company shall make payment of all underpayment amounts to Drawbridge within fifteen (15) days

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

of receipt of notice thereof from Drawbridge, and (ii) if the amount of underpayment is five percent (5%) or greater of the amount that should have been paid hereunder for the audited period, Company shall, together with the payment of the underpayment amount, reimburse Drawbridge for its reasonable, out-of-pocket costs incurred in connection with such audit and Drawbridge shall, notwithstanding the limitations set forth in Section 5(b), have the right to conduct up to two (2) additional audits in the following twelve (12) month period.

6.                                      Covenants.

(a)                                 Disclosure of Third Party Agreements.  Company shall, promptly (but in any event within five (5) days) after (i) entering into a settlement or other agreement with respect to the [*****], or (ii) entering into any other agreement, undertaking or commitment that results in or that will (with the passage of time or the satisfaction of any other condition) result in the payment of any Patent Monetization Net Revenues, provide notice thereof to Drawbridge, together with the gross, aggregate settlement or payment payable to Company or its Subsidiaries in connection therewith.

(b)                                 Restrictions on Third Party Agreements.  During the term, Company shall not enter into any agreement, undertaking or commitment that would generate [*****] or Patent Monetization Net Revenues that structure any of the same in a manner intended to frustrate the purposes of this Letter Agreement and Company’s obligation to make payments of [*****] or Patent Monetization Net Revenues revenue share amounts to Drawbridge hereunder.  In addition, Company shall not enter into any agreement, undertaking or commitment that would generate [*****] or Patent Monetization Net Revenues that restrict disclosure of the terms of the same (including financial terms) to Drawbridge or its advisors on a confidential basis hereunder.

(c)                                  Enforcement of Payment Rights; Partial Payments or Recoveries.  Company shall use commercially reasonable efforts to enforce all of its rights to payment under any agreement, undertaking, commitment or court order that would generate [*****] or Patent Monetization Net Revenues to ensure that all amounts payable thereunder are paid in full and in a timely manner in accordance with the terms of the applicable agreement.  If Company receives only partial payment of amounts due and owing in connection with any such agreement, undertaking, commitment, or court order, the Early Repayment Option A Net Revenue Share, the Early Repayment Option B Net Revenue Share, or the General Net Revenue Share formula (as applicable) shall be applied to the partial payment amounts comprising [*****] or Patent Monetization Net Revenues (as applicable) and any subsequent payments if and when received by Company.

(d)                                 Prohibited Encumbrances and Dispositions of Revenues.  Company shall not pledge, encumber, assign or transfer any portion of the [*****] or Patent Monetization Net Revenues that is payable to Drawbridge until Company makes payment to Drawbridge of the Early Repayment Option B Net Revenue Share, Early Repayment Option B Net Revenue Share, or General Net Revenue Share, as applicable.

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

(e)                                  Protection and Enforcement of Company Patent Portfolio.  Company shall prosecute, protect, defend and maintain the Company Patent Portfolio in a reasonable manner consistent with its past practice.  Company shall use commercially reasonable efforts during the term of this Letter Agreement to enforce and seek opportunities to monetize its Company Patent Portfolio so as to generate [*****] and Patent Monetization Net Revenues, provided that Company shall be under no obligation to pursue any such opportunities that Company does not deem to be in Company’s best interest in Company’s reasonable business judgment.  Company shall not allow any patent or patent application within the Company Patent Portfolio to lapse (other than expiration of patent rights at the end of their statutory terms) or to be abandoned, forfeited, or dedicated to the public without first providing notice thereof to Drawbridge, in which case Company shall, after providing such notice to Drawbridge and at Drawbridge’ request, assign such patent or patent application of the Company Patent Portfolio to Drawbridge or its designee.

(f)                                   After-Applied for and After-Acquired Patents.  From and after the Effective Date, Company shall provide written notice to Drawbridge of any application filed by Company or any of its Subsidiaries in the United States Patent and Trademark Office for a patent or of any issued or applied for patent acquired by Company or any of its Subsidiaries, in each case within thirty (30) days after Drawbridge’s request for such information.

(g)                                  Drawbridge Cooperation.  Drawbridge shall cooperate with Company as reasonably requested by Company in connection with the enforcement of the Company Patent Portfolio, including in connection with any action brought by Company thereunder; provided that in no circumstances shall Drawbridge be required hereunder to join any action for infringement of the Company Patent Portfolio as a named party or otherwise.

7.                                      Confidentiality.

(a)                                 Duty of Confidentiality.  Except to the extent otherwise agreed in writing, each party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Letter Agreement (or in connection with any enforcement of the terms hereof), (i) the existence of this Letter Agreement or the terms or conditions hereof, or (ii) any other confidential or proprietary information or materials provided by, or made available for audit by, the other party hereunder, including with respect to Early Repayment Option A Net Revenue Share, [*****], Early Repayment Option B Net Revenue Share, Patent Monetization Net Revenues, and General Net Revenue Share (collectively, “Confidential Information”).

(b)                                 Exceptions.  The obligations of confidentiality and non-use set forth in Section 7(a) above shall not apply to any portion of the Confidential Information of a party that: (i) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the other party; (ii) became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Letter Agreement; or

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

(iii) was disclosed to a party, other than under an obligation of confidentiality, by a third party (other than any auditor) who had no obligation to the disclosing party not to disclose such information to others.

(c)                                  Permitted Disclosures.  Notwithstanding the restrictions of Section 7(a) above, either party may disclose Confidential Information of the other party that is required to be disclosed in compliance with applicable laws or order by a court or other governmental authority having competent jurisdiction; provided, that, if a party is required to make any such disclosure of any Confidential Information of the disclosing party, such party will give reasonable advance written notice to such disclosing party of such disclosure requirement and if requested by the disclosing party, shall (at the disclosing party’s cost) use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed and will in no event disclose more Confidential Information than it in good faith believes is required to be disclosed.  Furthermore, notwithstanding the foregoing or the restrictions of Section 7(a) above, (i) each party shall be entitled to (A) use the Confidential Information disclosed hereunder in connection with enforcing its rights under this Letter Agreement, and (B) disclose any Confidential Information to its advisors and attorneys for purposes of advising such party in connection with this Letter Agreement and that are under a duty of confidentiality, and (ii) Drawbridge may share Confidential Information with a potential assignee of its rights hereunder so long as such assignee executes a confidentiality agreement with confidentiality obligations substantially similar to those contained herein, and (iii) Company may disclose Confidential Information, with obligations of confidentiality comparable to those contained herein, to a third party or its legal or financial advisors in connection with a proposed merger, acquisition, spin-off, financing, or similar transaction of Company or its Subsidiaries involving such third party.

8.                                      Term and Termination.

(a)                                 Term of Letter Agreement.  This Letter Agreement shall be in effect for a period from the Effective Date until (i) if the conditions for the Early Repayment Option B Net Revenue Share are satisfied in accordance with Section 1(b) above, the date of payment in full of the Early Repayment Option B Net Revenue Share, or (ii) in all other cases, the date that is seven (7) years after the Effective Date.  The earlier expiration or termination of the Loan Agreement shall have no effect on the term and effectiveness of this Letter Agreement, which shall remain in full force in effect in accordance with its terms notwithstanding any such expiration or termination of the Loan Agreement.

(b)                                 No Right of Termination; Remedies.  This Letter Agreement shall be terminable only upon mutual agreement of the parties hereto.  In no other circumstances, including in the case of a breach of this Letter Agreement, shall either party have a right to terminate this Letter Agreement.  Company acknowledges and agrees that the foregoing restriction on termination is reasonable and appropriate in light of the loans extended by Drawbridge to Company under the Loan Agreement and is a necessary and valuable inducement for Drawbridge to enter into this Letter Agreement and the Loan Agreement, and that Drawbridge would not have entered into the Loan Agreement and this Letter Agreement without such restriction on termination.  Upon any breach of this

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

Letter Agreement by a party, the other party’s only remedies shall be: (i) to seek injunctive relief to enjoin the breaching party from committing such breach; (ii) to seek specific performance of the breaching party’s obligations hereunder, and (iii) to seek damages hereunder in connection with such breach.

(c)                                  Survival.  Any payment obligations of Company hereunder accruing before the date of expiration of this Letter Agreement shall survive the expiration of the term of this Letter Agreement.  In addition, any other terms of this Letter Agreement that have a specific period of survival or that, by their nature, would survive the expiration of the term hereof, shall survive expiration of the term of this Letter Agreement.  Without limiting the foregoing, the following provisions of this Letter Agreement shall survive the expiration of the term hereof:  Section 3 (with respect to payment obligations accruing prior to expiration of the term); Section 5 (as provided therein); this Section 8(c); and Section 9.

9.                                      Notices.

All notices, consents, requests, approvals, demands, or other communication by any party to this Letter Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (ii) upon transmission, when sent by electronic mail or facsimile transmission; (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below.  Drawbridge or Company may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9.

If to Company:	Netlist, Inc.
51 Discovery, Suite 150
Irvine, CA 92618
Attn: Gail Sasaki, CFO
Email: gsasaki@netlist.com

If to Drawbridge:	DBD Credit Funding LLC
c/o Fortress Credit Corp.
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Attention: Constantine M. Dakolias

with a copy to:

Fortress Credit Corp.
One Market Plaza
Spear Tower, 42nd Floor
San Francisco, CA 94105
Attention: James K. Noble III

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

with a copy to:

Kirkland & Ellis LLP
333 S. Hope St.
Los Angeles, CA 90071
Attention: David Nemecek
Telephone: 213-680-8111
Telecopier: 213-808-8107
Email: david.nemecek@kirkland.com

10.                               Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a)                                 Choice of Law; Venue.  This Letter Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of law.  Company and Drawbridge each submit to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; provided, however, that nothing in this Letter Agreement shall be deemed to operate to preclude either party from bringing suit or taking other legal action in any other jurisdiction to seek equitable relief (including specific performance), or to enforce a judgment or other court order in its favor.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to it at the address set forth in, or subsequently provided by it in accordance with, Section 9 of this Letter Agreement and that service so made shall be deemed completed upon the earlier to occur of its actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

(b)                                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

(c)                                  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, each party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the other party, or its Related Parties in any way relating to this Letter Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.                               Miscellaneous.

(a)                                 Successors and Assigns.  This Letter Agreement binds and is for the benefit of the successors and permitted assigns of each party. Company may not assign this Letter Agreement, or its rights and obligations under this Letter Agreement, in whole or in part, without Drawbridge’s prior written consent (which may be granted or withheld in Drawbridge’s discretion). Drawbridge has the right, without the consent of or notice to Company, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Drawbridge’s rights and benefits under this Letter Agreement.

(b)                                 Time of Essence; Injunctive Relief. Time is of the essence for the performance of all obligations in this Letter Agreement.  Each party recognizes that, in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Letter Agreement, any remedy of law may prove to be inadequate relief to the other party. Therefore, each party agrees that the other party, at the its option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(c)                                  Indemnification. Company agrees to indemnify, defend and hold Drawbridge and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Drawbridge (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by this Letter Agreement; and (ii) all losses or expenses in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions contemplated by this Letter Agreement between Drawbridge

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

and Company (including reasonable attorneys’ fees and expenses), except for Claims and/or losses determined by a court of competent jurisdiction by a final and non-appealable judgment to have been directly caused by (A) such Indemnified Person’s gross negligence or willful misconduct or (B) a material breach of such Indemnified Person’s obligations under this Letter Agreement which did not involve the actions or omissions of Company or any Affiliate of Company.

(d)                                 Severability of Provisions.  Each provision of this Letter Agreement is severable from every other provision in determining the enforceability of any provision.

(e)                                  Amendments in Writing; Waiver; Integration. No purported amendment or modification of the Letter Agreement, or waiver, discharge or termination of any obligation under this Letter Agreement, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought.  Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on this Letter Agreement.  Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.  This Letter Agreement and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Letter Agreement merge into this Letter Agreement or the other Loan Documents.  The rights, remedies, covenants, and obligations set forth in this Letter Agreement and the other Loan Documents are intended to be cumulative and complimentary, and nothing in any other Loan Document shall be deemed to limit any right, remedy, covenant or obligation arising under this Letter Agreement.  In the event of any perceived conflict or ambiguity between any term or condition of this Letter Agreement, on the one hand, and any term or condition of the Loan Agreement, on the other hand, the documents shall be interpreted in a manner so as to give full force and effect to both sets of terms and conditions to the greatest extent possible and in all cases in a complimentary manner.

(f)                                   Counterparts.  This Letter Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

(g)                                  Attorneys’ Fees, Costs and Expenses.  Except as expressly set forth herein to the contrary, any action taken by Company under or with respect to this Letter Agreement, even if required under any Loan Document or at the request of Drawbridge, shall be at the expense of Company, and neither Lender nor Drawbridge shall be required under any Loan Document to reimburse Company or any Affiliate of Company therefor.

(h)                                 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in this Letter Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

(i)                                     Captions. The headings used in this Letter Agreement are for convenience only and shall not affect the interpretation of this Letter Agreement.

(j)                                    Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Letter Agreement. In cases of uncertainty this Letter Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

(k)                                 Relationship. The relationship of the parties to this Letter Agreement is determined solely by the provisions of this Letter Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

(l)                                     Third Parties. Nothing in this Letter Agreement, whether express or implied, is intended to: (i) confer any benefits, rights or remedies under or by reason of this Letter Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (ii) relieve or discharge the obligation or liability of any person not an express party to this Letter Agreement; or (iii) give any person not an express party to this Letter Agreement any right of subrogation or action against any party to this Letter Agreement.

(m)                             Reversal of Payments.  To the extent Company makes a payment or payments to Drawbridge which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other applicable law or equitable cause, then, to the extent such payment or proceeds are actually repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by Drawbridge.

(n)                                 Certain Tax Matters.  The parties acknowledge and agree that the Loans, the monetization revenue sharing arrangements under this Letter Agreement and Warrants are part of an “investment unit” within the meaning of Code Section 1273(c)(2). Notwithstanding anything to the contrary contained herein or in any other agreement, each party further acknowledges and agrees that for United States federal, state and local income tax purposes, (i) the aggregate fair market value of the (A) Warrants being issued to or purchased by Drawbridge or its Affiliates, (B) the monetization revenue sharing arrangements under this Letter Agreement being issued to or purchased by Drawbridge or its Affiliates and (ii)  the aggregate “issue price” of the Loans, for purposes of Code Section 1273(b), will, in each case, be determined after the Effective Date by Drawbridge in good faith  and the Company agrees to use such fair market values and issue price for U.S. federal income tax purposes with respect to the aforementioned transactions.  The

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

parties agree to file all United States federal, state and local income tax returns consistent with the foregoing fair market values and issue price.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement effective as of the date set forth above.

Very truly yours,

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP
a Delaware limited partnership

By: Drawbridge Special Opportunities GP LLC, its general partner

By:

Name:

Its:

Signature Page to Monetization Letter Agreement

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

Agreed and Accepted as of the date first written above:

NETLIST, INC.
a Delaware corporation

By:

Name:

Its:

Signature Page to Monetization Letter Agreement

CONFIDENTIAL TREATMENT REQUESTED.  OMITTED PORTIONS ARE MARKED WITH [*****]

AND HAVE BEEN FILED SEPARATELY WITH THE SEC.

Schedule 1

NVvault Assets

Title	Registration/ Application Number	Registration/ Application Date
NON-VOLATILE MEMORY MODULE	60/941,586	01-Jun-2007
NON-VOLATILE MEMORY MODULE	12/131,873	02-Jun-2008
HIGH DENSITY DIMMS	61/512,871	28-Jul-2011
METHOD OF USING STANDARD FLASH CONTROLLERS TO IMPLEMENT FLASH RAID STORAGE FUNCTIONALITY	61/538,775	23-Sept-2011
DATA TRANSFER SCHEME FOR NON-VOLATILE MEMORY UPDATE	13/536,173	28-Jun-2012
FLASH-DRAM HYBRID MEMORY MODULE	13/559,476	26-Jul-2012
FLASH-DRAM HYBRID MEMORY MODULE	PCT/US12/48750	28-Jul-2012
NON-VOLATILE MEMORY MODULE	8,301,833	30-Oct-2012
ISOLATION SWITCHING FOR BACKUP MEMORY	13/905,048	29-May-2013
REDUNDANT BACKUP USING NON-VOLATILE MEMORY	13/625,563	24-Sep-2012
ISOLATION SWITCHING FOR BACKUP OF REGISTERED MEMORY	13/905,053	29-May-2013
HYBRID MEMORY SYSTEM WITH CONFIGURABLE ERROR THRESHOLD PARAMETERS	61/798,956	15-Mar-2013
A METHOD TO ACCESS INCOMPLETE BACKUPS FOR HYBRID MEMORY SYSTEMS	61/799,271	15-Mar-2013
A METHOD FOR DETERMINING HOW MUCH DATA WAS SAVED IN THE EVENT OF A BACKUP FAILURE IN A HYBRID MEMORY SYSTEM	61/799,556	15-Mar-2013
FLEXIBLE NON-VOLATILE MEMORY BACKUP	61/833848	11-Jun-2013